Exhibit 99.1

FOR IMMEDIATE RELEASE

CEDAR REALTY TRUST, INC.

ANNOUNCES OFFERING OF 5.0 MILLION SHARES

Port Washington, New York – July 26, 2016 – Cedar Realty Trust, Inc. (NYSE: CDR –the “Company”) announced today the commencement of a public offering of 5.0 million shares of the Company’s common stock on a forward basis in connection with the forward sale agreement described below. The Company will also grant the underwriter a 30-day option to purchase up to an additional 750,000 shares of common stock. All of the shares of common stock will be offered under the Company’s existing shelf registration statement filed with the Securities and Exchange Commission.

The Company intends to use any net proceeds received upon the settlement of the forward sale agreement described below or upon any issuance and sale to the underwriter of shares of common stock in the offering for general working capital and other corporate purposes, including the repayment of outstanding indebtedness and the acquisition of additional properties.

BofA Merrill Lynch will act as sole bookrunner in this offering. In connection with the offering of shares of common stock, the Company has entered into a forward sale agreement with Bank of America, N.A.(which the Company refers to as the forward purchaser), under which the Company has agreed to issue and sell to the forward purchaser (subject to the Company’s right to cash settle or net settle the forward sale agreement) the same number of shares of common stock sold by Bank of America, N.A.to the underwriter in the public offering. The forward purchaser is expected to borrow from third parties and sell to the underwriter up to 5.0 million shares of common stock at the close of the public offering. If the option to purchase additional shares of common stock is exercised, the Company will enter into one or more additional forward sale agreements with the forward purchaser in respect of the number of shares of common stock that are subject to exercise of the option to purchase additional shares.

Pursuant to the terms of the forward sale agreement, and subject to its right to elect cash or net share settlement, the Company intends to issue and sell, upon physical settlement of such forward sale agreement up to an aggregate of 5.0 million shares of common stock to the forward purchaser (assuming no exercise of the option to purchase additional shares of common stock).

The Company expects to physically settle the forward sale agreement in full, which is expected to occur on one or more dates no later than approximately 12 months after the date of the prospectus supplement relating to the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement, a copy of which may be obtained, when available, from BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attn: Prospectus Department, Email: dg.prospectus_requests@baml.com .

About Cedar Realty Trust

Cedar Realty Trust, Inc. is a fully-integrated real estate investment trust which focuses on the ownership and operation of primarily grocery-anchored shopping centers straddling the Washington D.C. to Boston corridor. The Company’s portfolio (excluding properties treated as “held for sale”) comprises 62 properties, with approximately 9.6 million square feet of gross leasable area.

Forward-Looking Statements

Statements made in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance and outcomes to differ materially from those expressed or implied in forward-looking statements. Factors which could cause actual results to differ materially from current expectations include, among others: adverse general economic conditions in the United States and uncertainty in the credit and retail markets; financing risks, such as the inability to obtain new financing or refinancing on favorable terms as the result of market volatility or instability; risks related to the market for retail space generally, including reductions in consumer spending, variability in retailer demand for leased space, tenant bankruptcies, adverse impact of internet sales demand, ongoing consolidation in the retail sector and changes in economic conditions and consumer confidence; risks endemic to real estate and the real estate industry generally; the impact of the Company’s level of indebtedness on operating performance; inability of tenants to meet their rent and other lease obligations; adverse impact of new technology and e-commerce developments on the Company’s tenants; competitive risk; risks related to the geographic concentration of the Company’s properties in the Washington D.C. to Boston corridor; the effects of natural and other disasters; and the inability of the Company to realize anticipated returns from its redevelopment activities. Please refer to the documents filed by Cedar Realty Trust, Inc. with the SEC, specifically the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as it may be updated or supplemented in the Company’s Quarterly Reports on Form 10-Q and the Company’s other filings with the SEC, which identify additional risk factors that could cause actual results to differ from those contained in forward-looking statements.